Exhibit 10.3

Execution Version

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the “Agreement”) is made and entered into on                     , 2008 between the person set forth on Schedule A to this Agreement (each, a “Holder”) who is executing this Agreement and Nexxus Lighting, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company has determined that it is advisable and in its best interest to enter into that certain Preferred Stock and Warrant Purchase Agreement, dated as of                     , 2008 (the “Purchase Agreement”) with the Investors named therein (the “Investors”), pursuant to which the Company will issue and sell in a private offering securities of the Company (the “Offering”). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement.

B. It is a condition to the Investors’ respective obligations to close under the Purchase Agreement and provide the financing contemplated by the Offering that the Holder execute and deliver to the Company this Agreement.

C. In contemplation of, and as a material inducement for the Investors to enter into, the Purchase Agreement, the Holder and the Company have each agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Effectiveness of Agreement. This Agreement shall become null and void if the Purchase Agreement is terminated prior to Closing.

The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Company or any other person.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. Holder hereby represents and warrants that it does not beneficially own (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) any shares of Common Stock, or any economic interest therein or derivative therefrom, other than those shares of Common Stock specified on its signature page to this Agreement. For purposes of this Agreement the shares of Common Stock beneficially owned by such Holder as specified on its signature page to this Agreement are collectively referred to as the “Holder’s Shares.”

4. Lockup. From and after the date of this Agreement and through and including the date on which all outstanding shares of the Company’s Series A Preferred Stock have been redeemed (the period from the date of this Agreement to the date on which all outstanding shares of the Company’s Series A Preferred Stock have been redeemed is hereinafter referred to as the “Lockup Period”), the Holder irrevocably agrees it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of the Holder’s Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, Holder’s Shares) except for (i) the Holder’s Shares purchased upon the exercise of previously issued stock options, which options were within 30 days of expiration at the time of exercise, (ii) Holder’s Shares sold by a Holder as part of a Qualified Offering (as defined in the Purchase Agreement), (iii) as set forth in Section 17 below and (iv) as approved in writing by the Placement Agent (as defined in the Purchase Agreement). In furtherance thereof, the Company will (x) place a stop order on all Holder’s Shares, (y) notify its transfer agent in writing of the stop order and the restrictions on such Holder’s Shares under this Agreement and (z) direct the transfer agent not to process any attempts by the Holder to resell or transfer any Holder’s Shares in violation of this Agreement.

5. Third-Party Beneficiaries. The Holder and the Company acknowledge and agree that this Agreement is entered into for the benefit of and is enforceable by the Investors and their successors and assigns.

6. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

7. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. Successors and Assigns; Third Party Beneficiaries. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto, provided that the Investors shall be intended third party beneficiaries of this Agreement.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by each of the parties hereto if and only if such modification or amendment is consented to in writing by Investors holding a majority of the then outstanding shares of the Company’s Series A Preferred Stock issued under the Purchase Agreement.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Remedies. The Company and the Investors shall have the right to specifically enforce all of the obligations of the Holder under this Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Holder recognizes that if it fails to perform, observe, or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company or the Investors. Therefore, the Holder agrees that each of the Company and the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

15. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware and the federal laws of the United States of America applicable therein.

16. Termination of this Agreement. This Agreement shall terminate upon expiration of the Lockup Period, or earlier at such time as the Holder is not an officer, director or key employee of the Company or its subsidiaries.

17. No Restrictions. The restrictions set forth herein shall not apply to any transfer or disposition of any of the Holder’s Shares: (a) as a bona fide gift or gifts; (b) to any trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value; or (c) by will or intestacy to the undersigned’s legal representative, heir or immediate family; provided that, in each case, any transferee, distributee or donee thereof agrees in writing to be bound by the terms of this letter agreement. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Anything contained herein to the contrary notwithstanding, any person to whom the Holder’s Shares are transferred from the undersigned pursuant to this Section 17 shall be bound by the terms of this letter agreement. In addition, the restrictions set forth herein shall not apply as set forth in Section 4 above or to the exercise of any options or warrants beneficially owned by the undersigned as of the date hereof.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

Signature

Please Print Name

Number of shares of Common Stock beneficially owned:

NEXXUS LIGHTING, INC.

By:
Name:	John C. Oakley
Title:	Chief Financial Officer

SCHEDULE A

Michael A. Bauer

Brett M. Kingstone

Edgar Protiva

Brian McCann

Fritz Zeck

Anthony Nicolosi

Anthony C. Castor III

John C. Oakley

Donna Daniels

Zdenko Grajcer

Paul Streitz